                                   EXHIBIT 21



                                                           JURISDICTION OF
             NAME                                           INCORPORATION
             ----                                          ---------------


Analogic Limited                                           Massachusetts

Analogic Foreign Sales Corporation                         Virgin Islands

Analogic Securities Corporation                            Massachusetts

Anadventure II Corporation                                 Massachusetts

Anadventure Delaware Corporation                           Delaware

Ana/dventure Corporation                                   Massachusetts

B&K Ultrasound Systems A/S                                 Denmark

Camtronics Foreign Sales Corporation                       Virgin Islands

Camtronics, Ltd.                                           Wisconsin

SKY COMPUTERS, Incorporated                                Massachusetts

SKY Limited                                                England